                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of ChiRex Inc. on Form S-3 to register $104,625,000 worth of securities of our reports dated February 19, 1999 incorporated by reference in ChiRex Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Arthur Andersen LLP



May 27, 1999
Boston, Massachusetts